ISSUER FREE WRITING PROSPECTUS

Dated May 29, 2013

Filed Pursuant to Rule 433

Registration No. 333-175989

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

AMENDED FREE WRITING PROSPECTUS

Dividend Capital Diversified Property Fund Inc. (the “Company”) filed a registration statement (including a prospectus) for the offering to which this communication relates. Before you invest, you should read the prospectus contained in the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The Company’s most recent prospectus is available at http://www.dividendcapitaldiversified.com/investor-relations/.

The following information updates and corrects similar information contained in the free writing prospectus filed by the Company with the SEC on May 23, 2013.

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INVESTMENT STRATEGY		EXPERIENCE	OFFERING OVERVIEW	SHARE CLASSES	INVESTOR RELATIONS
Overview	Portfolio

INVESTMENT STRATEGY

PORTFOLIO SUMMARY AS OF 03/31/13

Total Invested (in direct real
estate, real estate debt and	Approximately $2.9 billion (per our NAV procedures)
other commercial real estateinvestments)
Properties	92
Geographic Markets	31
Approximate Total Net	17.5 million
Rentable Square Feet
Corporate Customers	More than 400 tenants
Leased	Approximately 96%1
1	Excludes Comerica Bank Tower.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

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© 2013 Dividend Capital Diversified Property Fund • 518 17th Street, 17th Floor • Denver, CO 80202

NOT A DEPOSIT • NOT FDIC INSURED • NOT GUARANTEED BY THE BANK • MAY LOSE VALUE • NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member

FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

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INVESTMENT STRATEGY	EXPERIENCE	OFFERING OVERVIEW	SHARE CLASSES	INVESTOR RELATIONS

The cyclical nature of different real estate sectors and geographic economic trends increases the importance of owning a diversified portfolio of real estate assets. Dividend Capital Diversified Property Fund offers investors seeking a complete real estate allocation the opportunity to invest in a portfolio of real estate assets diversified across:

Office buildings
Industrial distribution facilities
Retail centers
Real estate debt investments
Other commercial real estate investments

Dividend Capital Diversified Property Fund’s objectives are as follows:

OBJECTIVES1
Current Income	Provide current income to our stockholders in the form of quarterly cash distributions
Capital Preservation	Preserve and protect our stockholders’ capital investments
Capital Appreciation	Achieve appreciation of our net asset value (NAV)
Diversification2	Provide portfolio diversification in the form of multi-asset class investing in direct real estate
1	We cannot assure that we will attain our investment objectives, including our objective of paying distributions to shareholders.
2	Diversification does not ensure a profit or guarantee against a loss.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital

Investor Account Access Website.

Privacy Statement	Business Continuity Plan	Terms of Use	Careers
© 2013 Dividend Capital Diversified Property Fund 518 17th Street, 17th Floor			Denver, CO 80202

NOT A DEPOSIT NOT FDIC INSURED NOT GUARANTEED BY THE BANK MAY LOSE VALUE NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member

FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

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DIVERSIFIED PROPERTY FUND

RISK FACTORS

To Continue —

Below are important risk factors regarding Dividend Capital Diversified Property Fund (DPF). Use the button at the bottom of this page to continue on to the website.

An investment in DPF is subject to significant risks. Some of the more important risks are summarized below. A more detailed description of the risks associated with this offering is found in the section of the prospectus entitled “Risk Factors.” Investors should read and understand all of the risk factors before making a decision to invest in shares of DPF’s common stock.

AN INVESTMENT IN SHARES OF DPF’S COMMON STOCK INVOLVES SIGNIFICANT RISKS, INCLUDING AMONG OTHERS:

There is no public trading market for shares of DPF’s common stock, and DPF does not expect that there will ever be a public trading market for its shares, so redemption of shares by DPF will likely be the only way to dispose of your shares.

With respect to each of DPF’s Class A, Class W and Class I classes of common stock, DPF’s share redemption program generally imposes a quarterly cap on net redemptions of up to 5% of the NAV of such class as of the last day of the previous quarter. DPF may also amend, suspend or terminate its share redemption program at any time. As a result, DPF’s shares have only limited liquidity and may become illiquid. Upon the commencement of DPF’s follow-on offering on July 12, 2012, DPF’s share redemption program was amended to start utilizing a portion of the proceeds raised in DPF’s new offering of Class A, Class W and Class I shares of common stock to enhance liquidity for Class E stockholders under the Class E Share Redemption Program.

A portion of the proceeds received in the public offering of Class A, Class W and Class I shares is intended to be used to redeem Class E shares, which will reduce the net proceeds available to retire debt or acquire additional properties, which may reduce DPF’s liquidity and profitability.

The purchase and redemption price for shares of DPF’s common stock will be based on the NAV of each class of common stock and will not be based on any public trading market. DPF’s NAV will not represent DPF’s enterprise value and may not accurately reflect the actual prices at which DPF’s assets could be liquidated on any given day.

Some of DPF’s executive officers and directors and other key personnel are also officers, directors, managers, key personnel and/or holders of an ownership interest in its advisor, its dealer manager, its property manager and/or other entities related to its advisor. As a result, they face conflicts of interest, including but not limited to conflicts arising from time constraints, allocation of investment opportunities and the fact that the fees its advisor will receive for services rendered to DPF will be based on DPF’s NAV, the procedures for which its advisor will assist its board of directors in developing, overseeing, implementing and coordinating.

If DPF fails to maintain its status as a REIT, it would adversely affect its results of operations and its ability to make distributions to its stockholders.

The amount of distributions DPF may make is uncertain. DPF has paid, and may continue to pay in the future, distributions from sources other than cash flow from operations. The sources from which DPF may pay distributions include, without limitation, the sale of assets, borrowings or offering proceeds (including the return of principle amounts invested). The use of these sources for distributions decreases the amount of cash DPF has available for new investments, repayment of debt, share redemptions and other corporate purposes, and could reduce your overall return. Prior to 2012, DPF’s distributions have historically exceeded its cash flow from operations. However, for the full year ended December 31, 2012, distributions were funded solely from cash flow from operations.

DPF’s use of leverage increases the risk of loss on its investments.

Continued and prolonged disruptions in the U.S. and global credit markets could adversely affect DPF’s ability to finance or refinance investments and the ability of its tenants to meet their obligations, which could affect DPF’s ability to meet our financial objectives and make distributions.

The payment of fees by DPF to its advisor, its property manager and its dealer manager will reduce the cash available for distribution and will increase the likelihood that investors are unable to recover the amount of their investment in DPF.

In connection with DPF’s offering, it incurs fees and expenses. In particular, DPF expects to incur primary dealer fees and organization and offering expenses, which will decrease the amount of cash it has available for operations and new investments and could negatively impact its NAV, its ability to pay distributions and your overall return.

Past performance is not a guarantee of future results.

Investing in shares of our common stock involves a high degree of risk.

Investing in real estate assets entails certain risks, including changes in: the economy, supply and demand, laws, tenant turnover, interest rates (including periods of high interest rates), availability of mortgage funds, operating expenses and cost of insurance. This investment will offer limited liquidity options to investors.

This material contains forward-looking statements, including statements concerning investment objectives, strategies, other plans and objectives for future operations or economic performance that are based on DPF’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties, as described in more detail in the “Risk Factors” section of the prospectus and in this sales material. Any of these statements could be inaccurate, and actual events or investments and results of operations could differ materially from those expressed or implied in the forward looking statement. You are cautioned not to place undue reliance on any forward looking statements.

THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES DESCRIBED IN THE DPF PROSPECTUS. THE OFFERING IS MADE ONLY BY THE DPF PROSPECTUS.

Shares will be offered to the public through Dividend Capital Securities LLC., which will act as the managing dealer, and through other members of the Financial Industry Regulatory Authority (FINRA) or with the assistance of registered investment advisors. Securities are not FDIC-insured, nor bank guaranteed, and may lose value.

This material must be read in conjunction with the prospectus in order to understand fully the implications and risks of the offering of securities to which it relates and must not be relied upon to make an investment.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful. DPF is not an investment company registered under the Investment Company Act of 1940.

Please see the prospectus for a complete list of defined terms and discussion of the risks associated with the offering.

Continue to the Dividend Capital Diversified Property Fund Website

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use Careers
© Dividend Capital Diversified Property Fund • 518 17th Street, 17th Floor • Denver, CO 80202

NOT A DEPOSIT • NOT FDIC INSURED • NOT GUARANTEED BY THE BANK • MAY LOSE VALUE • NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

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INVESTMENT STRATEGY	EXPERIENCE	OFFERING OVERVIEW SHARE CLASSES INVESTOR RELATIONS
Overview Share Class E	Share Class A	Share Class W Share Class I Net Asset Value Methodology Charts

SHARE CLASSES

In our current public offering, we are offering to the public three classes of shares of our common stock: Class A shares, Class W shares and Class I shares. The table below summarizes the fees payable to our dealer manager with respect to the Class A, Class W and Class I shares and does not include the other fees (other than primary dealer fees that may be payable in certain transactions as described in our prospectus) and expenses payable to our advisor and its affiliates, which are allocable based on the respective NAV of our classes. The selling commission is a percentage of the NAV per Class A share and the dealer manager and distribution fees accrue daily in an amount equal to 1/365th of the percentage of our NAV per such share for such day set forth below on a continuous basis.

	CLASS A	CLASS W	CLASS I
Selling Commission	3.00%	None	None
Dealer Manager Fee	0.60%	0.60%	0.10%
Distribution Fee	0.50%	None	None

The fees listed above will be allocated on a class-specific basis and will differ for each class, even when the NAV of each class is the same. The payment of class-specific expenses will result in different amounts of distributions being paid with respect to each class of shares. In addition, as a result of the different ongoing fees and expenses allocable to each share class, each share class, including the Class E shares could have a different NAV per share. If the NAV of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use	Careers
© 2013 Dividend Capital Diversified Property Fund • 518 17th Street, 17th Floor	• Denver, CO 80202

NOT A DEPOSIT • NOT FDIC INSURED • NOT GUARANTEED BY THE BANK • MAY LOSE VALUE • NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

Overview	Portfolio

SHARE CLASSES

Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. One fundamental element of the valuation process, the valuation of our real property portfolio, is managed by Altus Group U.S., Inc., an independent valuation firm (“the Independent Valuation Firm”) approved by our board of directors, including a majority of our independent directors. Altus Group is a multidisciplinary provider of independent, professional real estate services with a network of over 60 offices in 14 countries worldwide, including Canada, the U.K., Australia, the United States and the Middle East. Altus Group is engaged in the business of rendering opinions regarding the value of commercial real estate properties and is not affiliated with us or our advisor.

The real property portfolio valuation, which is the largest component of our NAV calculation, is provided to us by the Independent Valuation Firm on each business day. The foundation for this valuation is periodic appraisals. The overarching principle of these appraisals is to produce valuations that represent fair and accurate estimates of the unencumbered values of our real estate or the prices that would be received for our real properties in arm’s-length transactions between market participants before considering underlying debt. The valuation of our real properties determined by the Independent Valuation Firm may not always reflect the value at which we would agree to buy or sell such assets and the value at which we would buy or sell such assets could materially differ from the Independent Valuation Firm’s estimate of fair value. Prior to the commencement of this offering, we obtained appraisals on each of our consolidated properties for use in our initial NAV calculation. We have now commenced ongoing appraisals pursuant to schedules prepared by the Independent Valuation Firm and our Advisor that are designed to conduct appraisals on each of our properties throughout any given calendar year. In order to provide a smooth and orderly appraisal process, we seek to have approximately 1/12th of the portfolio appraised each month, although we may have more or less appraised in a month. In no event will a calendar year pass without having each and every property valued by appraisal unless such asset is bought or sold in such calendar year. However, on each business day, the Independent Valuation Firm adjusts a real property’s valuation, as necessary, based on known events that have a material impact on the most recent value (adjustments for non-material events may also be made).

Each calendar year our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation procedures. With respect to the valuation of our properties, the Independent Valuation Firm provides the board of directors with periodic valuation reports. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures or the identity or role of the Independent Valuation Firm.

While the methodologies contained in the valuation procedures are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our ability to implement and coordinate our NAV procedures may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents. Further, the NAV per share should not be viewed as being determinative of the value of our common stock that may be received in a sale to a third party or the value at which our stock would trade on a national exchange. We may suspend this offering and the redemption program if our board of directors determines that the calculation of NAV may be materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use	Careers
© 2013 Dividend Capital Diversified Property Fund • 518 17th Street, 17th Floor	•	Denver, CO 80202

NOT A DEPOSIT • NOT FDIC INSURED • NOT GUARANTEED BY THE BANK • MAY LOSE VALUE • NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

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INVESTMENT STRATEGY EXPERIENCE OFFERING OVERVIEW SHARE CLASSES INVESTOR RELATIONS

Overview Share Class E Share Class A Share Class W Share Class I Net Asset Value Methodology Charts

SHARE CLASSES

SHARE CLASS I OFFERING DETAILS

Terms of the Offering

Net Asset Value Per Share (as of 5/24/2013)1
$6.74
» Historic Price Information
Class I shares are available for purchase in the offering only (1) through bank- sponsored collective trusts and bank- sponsored common trusts, (2) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations, trusts or endowments,
(3) by our executive officers and directors and their immediate family members, as well as officers
Share Availability	and employees of the Advisor and the Advisor’s product specialists or other affiliates of the Advisor and their immediate family members, our product specialists and their affiliates and, if approved by our board of directors, joint venture partners, consultants and other service providers, (4) by investors purchasing shares in a transaction that entitles our Dealer Manager to a “primary dealer fee” as described in our prospectus and (5) by any other categories of purchasers that we name in an amendment or supplement to the prospectus.
Amount of Offering	Up to $2,250,000,000 in the primary offering and $750,000,000 in the distribution reinvestment plan
Minimum Investment2	$2,000

A net worth (excluding the value of an investor’s home, home furnishings and automobiles) of at least $250,000; or

Investor Minimum Suitability

Requirements3	Gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, home furnishings and automobiles) of at least $70,000

Share Redemption Program4	Daily redemption at NAV

Distributions5	Quarterly

Distribution Reinvestment

Invested at NAV in the same share class of security as purchased

Plan6

1 The net asset value per share is shown as of the close of business on the date specified. The purchase and redemption prices for our shares will be determined at the end of each business day based upon the NAV for such class and will not be based on any established trading price. Each accepted purchase order and redemption request will be executed at a price equal to our NAV per share for the class of shares being purchased or redeemed, next determined after the purchase order or redemption request is received in good order and processed (subject to commissions for the purchase of Class A shares and, subject to limited exceptions, a 2% discount for the redemption of shares held less than 365 days). As a result, you will not know the purchase or redemption price at the time you submit your purchase order or redemption request. The price at which your purchase is executed could be higher than our NAV per share at the time you submit your purchase order, and the price at which your redemption is executed could be lower than our NAV per share at the time you submit your redemption request. See the prospectus for additional information.

2	Minimum investment may vary by state.

3 Suitability requirements vary in AL, KS, KY, ME, NE, NJ, NM, OR, PA and TN. Please review the prospectus for specific state restrictions. In the case of sales to fiduciary accounts, these suitability standards must be met either by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.

4 Generally, our Class A, Class W and Class I share redemption program imposes a quarterly cap on net redemptions of each of our Class A, Class W and Class I share classes equal to the amount of shares of such class with an aggregate value (based on the redemption price per share on the day the redemption is effected) of up to 5% of the NAV of such class as of the last day of the previous calendar quarter. For the first half of 2012 and for each quarter of 2011, 2010 and 2009, DPF received Share Class E redemption requests that exceeded its corresponding Redemption Caps. Based on the application of such Redemption Caps, DPF redeemed, on a pro rata basis, a percentage of the shares requested to be redeemed for each quarter. The percentage redeemed for each quarter ranged from approximately 1.0% to 25.2% of the shares that each stockholder requested to be redeemed.

5 Distributions are not guaranteed. Dividend Capital Diversified Property Fund: a) has been paying and may continue to pay distributions from sources other than cash flow from operations, such as asset sales, borrowings, cash resulting from a waiver or deferral of fees and offering proceeds (including the return of principal amounts invested), which will reduce the funds available for acquisitions and may reduce overall returns, b) may use unlimited amounts of sources other than cash flow from operations to fund payments and c) has paid distributions in excess of earnings.

6 You may participate in our distribution reinvestment plan and elect to have the cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. The cash distributions you receive will be reinvested in shares of our common stock at a price equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. Our board of directors may amend, suspend or terminate the distribution reinvestment plan in our discretion at any time upon 10 days’ notice to you. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Commission or (b) in a separate mailing to the participants. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash. Investors in the distribution reinvestment plan will experience immediate dilution of the net tangible book value of their shares.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use	Careers
© 2013 Dividend Capital Diversified Property Fund • 518 17th Street, 17th Floor	•	Denver, CO 80202

NOT A DEPOSIT • NOT FDIC INSURED • NOT GUARANTEED BY THE BANK • MAY LOSE VALUE • NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member

FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

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INVESTMENT STRATEGY EXPERIENCE OFFERING OVERVIEW SHARE CLASSES INVESTOR RELATIONS

Overview Share Class E Share Class A Share Class W Share Class I Net Asset Value Methodology Charts

SHARE CLASSES

SHARE CLASS W OFFERING DETAILS

Terms of the Offering

Net Asset Value Per Share (as

of 5/24/2013)1	$6.74

» Historic Price Information

Class W shares are available for purchase in the offering only (1) through fee-based programs, also known as wrap accounts, (2) through participating broker-dealers that have alternative fee

Share Availability	arrangements with their clients, (3) through investment advisers registered under the Investment

Advisers Act of 1940 or applicable state law or (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers.

Amount of Offering	Up to $2,250,000,000 in the primary offering and $750,000,000 in the distribution reinvestment plan

Minimum Investment2	$2,000

Investor Minimum Suitability	A net worth (excluding the value of an investor’s home, home furnishings and automobiles) of at least $250,000; or

Requirements3	Gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, home furnishings and automobiles) of at least $70,000

Share Redemption Program4	Daily redemption at NAV

Distributions5	Quarterly

Distribution Reinvestment

Invested at NAV in the same share class of security as purchased

Plan6

1 The net asset value per share is shown as of the close of business on the date specified. The purchase and redemption prices for our shares will be determined at the end of each business day based upon the NAV for such class and will not be based on any established trading price. Each accepted purchase order and redemption request will be executed at a price equal to our NAV per share for the class of shares being purchased or redeemed, next determined after the purchase order or redemption request is received in good order and processed (subject to commissions for the purchase of Class A shares and, subject to limited exceptions, a 2% discount for the redemption of shares held less than 365 days). As a result, you will not know the purchase or redemption price at the time you submit your purchase order or redemption request. The price at which your purchase is executed could be higher than our NAV per share at the time you submit your purchase order, and the price at which your redemption is executed could be lower than our NAV per share at the time you submit your redemption request. See the prospectus for additional information.

2	Minimum investment may vary by state.

3 Suitability requirements vary in AL, KS, KY, ME, NE, NJ, NM, OR, PA and TN. Please review the prospectus for specific state restrictions. In the case of sales to fiduciary accounts, these suitability standards must be met either by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.

4 Generally, our Class A, Class W and Class I share redemption program imposes a quarterly cap on net redemptions of each of our Class A, Class W and Class I share classes equal to the amount of shares of such class with an aggregate value (based on the redemption price per share on the day the redemption is effected) of up to 5% of the NAV of such class as of the last day of the previous calendar quarter. For the first half of 2012 and for each quarter of 2011, 2010 and 2009, DPF received Share Class E redemption requests that exceeded its corresponding Redemption Caps. Based on the application of such Redemption Caps, DPF redeemed, on a pro rata basis, a percentage of the shares requested to be redeemed for each quarter. The percentage redeemed for each quarter ranged from approximately 1.0% to 25.2% of the shares that each stockholder requested to be redeemed.

5 Distributions are not guaranteed. Dividend Capital Diversified Property Fund: a) has been paying and may continue to pay distributions from sources other than cash flow from operations, such as asset sales, borrowings, cash resulting from a waiver or deferral of fees and offering proceeds (including the return of principal amounts invested), which will reduce the funds available for acquisitions and may reduce overall returns, b) may use unlimited amounts of sources other than cash flow from operations to fund payments and c) has paid distributions in excess of earnings.

6 You may participate in our distribution reinvestment plan and elect to have the cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. The cash distributions you receive will be reinvested in shares of our common stock at a price equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. Our board of directors may amend, suspend or terminate the distribution reinvestment plan in our discretion at any time upon 10 days’ notice to you. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Commission or (b) in a separate mailing to the participants. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash. Investors in the distribution reinvestment plan will experience immediate dilution of the net tangible book value of their shares.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

Privacy Statement Business Continuity Plan Terms of Use	Careers
© 2013 Dividend Capital Diversified Property Fund • 518 17th Street, 17th Floor	•	Denver, CO 80202

NOT A DEPOSIT • NOT FDIC INSURED • NOT GUARANTEED BY THE BANK • MAY LOSE VALUE • NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member

FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here:

SUMMARY RISK FACTORS

An investment in Dividend Capital Diversified Property Fund (DPF) is subject to significant risks. Some of the more important risks are summarized below. A more detailed description of the risks associated with this offering is found in the section of the prospectus entitled “Risk Factors.” Investors should read and understand all of the risk factors before making a decision to invest in shares of DPF’s common stock.

AN INVESTMENT IN SHARES OF DPF’S COMMON STOCK INVOLVES SIGNIFICANT RISKS, INCLUDING AMONG OTHERS:

There is no public trading market for shares of DPF’s common stock, and DPF does not expect that there will ever be a public trading market for its shares, so redemption of shares by DPF will likely be the only way to dispose of your shares.

With respect to each of DPF’s Class A, Class W and Class I classes of common stock, DPF’s share redemption program generally imposes a quarterly cap on net redemptions of up to 5% of the NAV of such class as of the last day of the previous quarter. DPF may also amend, suspend or terminate its share redemption program at any time. As a result, DPF’s shares have only limited liquidity and may become illiquid. Upon the commencement of DPF’s follow-on offering on July 12, 2012, DPF’s share redemption program was amended to start utilizing a portion of the proceeds raised in DPF’s new offering of Class A, Class W and Class I shares of common stock to enhance liquidity for Class E stockholders under the Class E Share Redemption Program.

A portion of the proceeds received in the public offering of Class A, Class W and Class I shares is intended to be used to redeem Class E shares, which will reduce the net proceeds available to retire debt or acquire additional properties, which may reduce DPF’s liquidity and profitability.

The purchase and redemption price for shares of DPF’s common stock will be based on the NAV of each class of common stock and will not be based on any public trading market. DPF’s NAV will not represent DPF’s enterprise value and may not accurately reflect the actual prices at which DPF’s assets could be liquidated on any given day.

Some of DPF’s executive officers and directors and other key personnel are also officers, directors, managers, key personnel and/or holders of an ownership interest in its advisor, its dealer manager, its property manager and/or other entities related to its advisor. As a result, they face conflicts of interest, including but not limited to conflicts arising from time constraints, allocation of investment opportunities and the fact that the fees its advisor will receive for services rendered to DPF will be based on DPF’s NAV, the procedures for which its advisor will assist its board of directors in developing, overseeing, implementing and coordinating.

If DPF fails to maintain its status as a REIT, it would adversely affect its results of operations and its ability to make distributions to its stockholders.

The amount of distributions DPF may make is uncertain. DPF has paid, and may continue to pay in the future, distributions from sources other than cash flow from operations. The sources from which DPF may pay distributions include, without limitation, the sale of assets, borrowings or offering proceeds (including the return of principle amounts invested). The use of these sources for distributions decreases the amount of cash DPF has available for new investments, repayment of debt, share redemptions and other corporate purposes, and could reduce your overall return. Prior to 2012, DPF’s distributions have historically exceeded its cash flow from operations. However, for the full year ended December 31, 2012, distributions were funded solely from cash flow from operations.

DPF’s use of leverage increases the risk of loss on its investments.

Continued and prolonged disruptions in the U.S. and global credit markets could adversely affect DPF’s ability to finance or refinance investments and the ability of its tenants to meet their obligations, which could affect DPF’s ability to meet our financial objectives and make distributions.

The payment of fees by DPF to its advisor, its property manager and its dealer manager will reduce the cash available for distribution and will increase the likelihood that investors are unable to recover the amount of their investment in DPF.

In connection with DPF’s offering, it incurs fees and expenses. In particular, DPF expects to incur primary dealer fees and organization and offering expenses, which will decrease the amount of cash it has available for operations and new investments and could negatively impact its NAV, its ability to pay distributions and your overall return.

Past performance is not a guarantee of future results.

Investing in shares of our common stock involves a high degree of risk.

Investing in real estate assets entails certain risks, including changes in: the economy, supply and demand, laws, tenant turnover, interest rates (including periods of high interest rates), availability of mortgage funds, operating expenses and cost of insurance. This investment will offer limited liquidity options to investors.

INVESTORS

To view your account information for your investment in Dividend Capital Diversified Property Fund, please visit the Dividend Capital Investor Account Access Website.

© 2013 Dividend Capital Diversified Property Fund • 518 17th Street, 17th Floor • Denver, CO 80202

NOT A DEPOSIT • NOT FDIC INSURED • NOT GUARANTEED BY THE BANK • MAY LOSE VALUE • NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Investing in shares of our common stock involves a high degree of risk. Please review the summary risk factors and see the prospectus for a complete list of the risks associated with this offering.

The information within this website concerning Dividend Capital Diversified Property Fund is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities by any person in any jurisdiction. The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about Dividend Capital Diversified Property Fund or any other product.

If you are considering purchasing Dividend Capital Diversified Property Fund or any security, you should thoroughly read the relevant prospectus prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses of any security before investing or sending money.

Any underwriter or dealer participating in the offering can arrange to send you the prospectus upon request. You can also obtain a prospectus by accessing the prospectus section of this website, by calling toll-free 866.DCG.REIT (324.7348), or by visiting EDGAR on the SEC website at www.sec.gov and searching for company filings under the name of the applicable depositor.

All securities transactions by Dividend Capital Diversified Property Fund are conducted through its broker-dealer affiliate, Dividend Capital Securities, member

FINRA.

Our prospectus is provided in Adobe PDF format. The Adobe Reader software can be downloaded here: